Yukon Justice	BUSINESS CORPORATIONS ACT FORM 5

Certificate of Amendment

FIRST AU STRATEGIES CORP.

I hereby certify that the articles of the above-mentioned corporation were amended:

- under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

- under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

x under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment

- under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

- under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement

Corporate Access Number: 27117 Date of Amendment: 1999-04-27	/s/ signed M. Richard Roberts Registrar of Corporations

Business Corporations Act (YUKON)
(Sections 30 or 179)

Form 5-01

ARTICLES OF AMENDMENT

1.	Name of Corporation: WEST AFRICAN GOLD CORP.
2.	Corporate Access Number: 25736

3.	The Articles of the above named corporation are amended pursuant to a Court Order:
Yes		No X
4.	Pursuant to section 175 of the Business Corporation Act (Yukon), the Articles of the Corporation are amended as follows:
(a)	The name of the Corporation is changed to:
FIRST AU STRATEGIES CORP.
(b)

(i) The common shares of the Corporation are consolidated on the basis of every 12 common shares becoming one common share so that the number of issued and outstanding common shares of the Corporation shall be decreased from 16,460,079 common shares to 1,371,673.25 common shares;

(ii) No fractional common shares of the Corporation shall be issued in connection with the consolidation and in the event that the resultant number of shares held by any shareholder is not a whole number, then the number of common shares to be received by a shareholder shall be rounded to the nearest whole number, with fractions of one-half or more being rounded up to the next whole number and fractions of less than one-half being rounded down to the next whole number.

(c)	The number of common shares that the Corporation is authorized to issue is increased from 100,000,000 common shares to an unlimited number of common shares.
5.	Date	Signature	Title
April 20, 1999		/s/ Rodney N. Duncan	Director
Rodney N. Duncan
FILED APR 27 1999 /s/ signed DEPUTY REGISTRAR OF CORPORATIONS